TROUTMAN SANDERS LLP

                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP
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                               November 11, 1997

Reynolds, Smith and Hills, Inc.
4651 Salisbury Road
Suite 400
Jacksonville, Florida 32256

         Re: Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Incentive Stock Option Plan Registration Statement on Form S-8

Gentlemen:

         This opinion is being delivered in connection with the filing by Reynolds, Smith and Hills, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the proposed offering by the Company of an additional 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Additional Shares"), to be issued in connection with Reynolds, Smith and Hills, Inc. Amended and Restated 1991 Incentive Stock Option Plan (the "Plan").

         As counsel for the Company, we have examined the relevant corporate documents, as well as the relevent state stautes (as reproduced in Harrision's Florida Statutes Annotated, Volume 18, Section 607), incident to the giving of this opinion, and we are generally familiar with the affairs of the Company.

         Based upon the foregoing, we are of the opinion that, subject to compliance with the pertinent provisions of the Securities Act and subject to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, the Additional Shares reserved for issucance in accordance with the Plan have been duly authorized and will, when and to the extent issued in connection with and in accordance with the Plan and such relevant stock option agreements granted thereunder, for a consideration at least equal to the par value of such option shares, be validly issued, fully paid and nonassessable.

         We do not purport to be experts on the laws of jurisdictions other than
Georgia,   and  we  have  not  obtained  opinions  of  local  counsel  in  other jurisdictions.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/Troutman Sanders, LLP
                              Troutman Sanders, LLP